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                         BRIGGS & STRATTON CORPORATION

              Form 10-Q for Quarterly Period Ended January 1, 1995

                                Exhibit No. 4.1





                      AMENDMENT TO SHAREHOLDER RIGHTS PLAN



               RESOLVED, that Section 7 of the Briggs & Stratton Rights Agreement dated December 20, 1989 is amended to provide that the "Final Expiration Date" under the Rights Agreement shall be July 1, 1996.